SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         March 27, 2012
                         Date of Report
                (Date of Earliest Event Reported)

              AMERICAN LASER HEALTHCARE CORPORATION
       (Exact Name of Registrant as Specified in its Charter)

Delaware                    000-54541               00-0000000
(State or other            (Commission             (IRS Employer
jurisdiction               File Number)          Identification No.)
of incorporation)


                 220 Technology Drive, Suite 110
                   Irvine, California 92618
             (Address of Principal Executive Offices)

                      215 Apolena Avenue
               Newport Beach, California 92662
         (Former Address of Principal Executive Offices)

                         714-460-5599
                (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On March 28, 2011 American Laser Healthcare Corporation (the
"Registrant" or the "Company") issued 1,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par for an aggregate of $1,000 representing 67% of the total outstanding
1,500,000 shares of common stock:

ITEM 5.01     Changes in Control of Registrant

    On March 27, 2012, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officers and directors were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G/A filed on January 10, 21012 and as supplemented by the information contained in this report.

    The Registrant intends to develop a medical device product development business coupled with a healthcare service business that provides a protocol and pathway for the adoption and implementation of Low Level Light Therapy
(LLLT). The Company anticipates that it will submit an offer to purchase the assets of a private LLLT company having an approved device and methodology patent, FDA clearance and insurance reimbursement code approvals. If successful, the intends to apply for additional United States and international patents, and broader FDA clearances and reimbursement codes. No agreement has been reached and no contracts executed.

    The Company anticipates that it may work with one or more major research universities in submitting applications for federal grants and in research and development to further explore the healing mechanisms associated with the treatment methodologies.

    The Company anticipates that clinics will be established to treat patients using LLLT, primarily in partnership with existing primary care physicians as well as rehab centers in hospitals. The Company also intends to establish a training program for medical professionals in the use of the device and methodology. In addition, LLLT devices are planned to be sold to independent clinics both domestically and internationally.

ITEM 5.02     Departure of Directors or Principal Officers; Election of
              Directors

    On March 27, 2012, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On March 27, 2012, James McKillop resigned as the Registrant's vice president and director.

    On March 27, 2012, David Janisch and James Djen were elected as the directors of the Registrant.

    On March 27, 2012, David Janisch was appointed President, Secretary and Treasurer.

    David Janisch has over 30 years' experience in the technology industry including aerospace, data storage, optical/communication semiconductors, venture capital and investment banking in both Southern California and the Bay Area. He has worked extensively with established corporations and start-ups and has held management and executive positions in marketing, business development, program management, engineering and corporate finance.

    Mr. Janisch built new organizations and new businesses throughout his career. At Applied Micro Circuits Corporation (NASDAQ:AMCC), he worked closely with the executive staff to define the growth strategy. He then led the mergers and acquisitions efforts by performing detailed due diligence and transacting numerous deals, including the $4.5 billion purchase of MMC Networks by AMCC, the a large communication semiconductor acquisition. He launched a new program management organization for disk drive development at Western Digital (NYSE:WDC), while leading the effort to acquire IBM as a new $1 billion customer. Managing worldwide cross-functional teams, he has traveled extensively internationally, acquiring new customers and developing or integrating new operations.

    Mr. Janisch served as Vice President of Marketing at a Silicon Valley network processor semiconductor start-up and was involved with its sale to FutureWei Technologies (owned by HuaWei). He co-founded the semiconductor advisory practice at Pharus Advisors, a boutique investment bank in San Francisco, where he advised BitBlitz on the sale to Intersil. He also advised clients such as Infineon Technologies and the Dubai Silicon Oasis Authority. Mr. Janisch held various engineering and engineering management positions at TRW, now Northrop Grumman (NYSE:NOC) and at McDonnell Douglas, now Boeing (NYSE:BA).

    Mr. Janisch is a champion of STEM (science, technology, engineering and math) education and advises the Board of non-profit Rocket Science Tutors. He is a member of the Penn State College of Engineering IP Mentoring Panel, is an Executive Premier Member of the Southern California Venture Network and served on the City of Laguna Niguel Investment, Banking and Audit Committee. He holds an MSEE degree in Communication Systems from the University of Southern California, an MSME degree from Cal State University, Long Beach and a BSME degree from Penn State. He also holds a California teaching credential in Mathematics from University of California, Irvine.

    James Djen serves as a director of CKI, a business consulting firm for Chinese and United States companies,. Mr. Djen has served as a financial consultant for Gree Logistic, a subsidiary of the largest air conditioner manufacturer in China, a business advisor for Wisco Economic Development Co., Ltd., a subsidiary of the third largest steel mill in China, and as an advisor to Sichuan Yinfa, China listed on NASDAQ in 2008. He was also Mergers and Acquisitions Advisor for IBT, a building material developer, listed on the OTCBB.

    Mr. Djen was also a director and investor in Infosmart Technology, listed on NASDAQ in July 2006. Here he developed the first DVD recordable media manufacturer in Hong Kong in 2003, and completed a secondary offering of $35M in 2006. The company was the largest DVD and DVD recordable manufacturer in the world with 56 production lines with a cost of $2M per line.

    Prior to Infosmart Technology, Mr. Djen was founder of Bridge Technology Inc., which was listed on NASDAQ in January 1999. The company was listed as the Forbes 69th best for five years combined growth in the US from 1998 to 2002. Bridge invented the optical mouse for which Microsoft became the first customer in 1996. The company also became a power supply system ODM for TiVo and Siemens Medical Systems, and was the exclusive IBM Storage Products distributor for China.

    Prior to Bridge Technology, Mr. Djen was founder of CMS Enhancement
Inc., listed on NASDAQ in June 1985, and moved to the NYSE in 1987 after a total of $50M offering. Bridge Technology was the first value added PC peripheral/storage reseller in the US. The company was listed as the Forbes ninth best young company in the US in 1992, was awarded US patent # 5,440,755 in 1993, and changed the name to AmeriQuest in 1995.

    Mr. Djen interned as a medical engineer at Sutter Memory Hospital in Sacramento, California where he worked on the development of an early warning system for open heart surgery. He earned an MS degree in Computer Engineering from Bridgeport University, Connecticut, an MS degree in Medical Engineering, Cal State University Sacramento, and a BS degree in Electrical Engineering from National Taiwan University.


                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                AMERICAN LASER HEALTCARE CORPORATION


Date: April 4, 2012         /s/ David Janisch
                            President